Exhibit 99.1

CarGurus Announces Second Quarter 2021 Results

Second Quarter Highlights:

•	Total revenue of $217.7 million, an increase of 130% year-over-year
•	GAAP operating income of $38.5 million; non-GAAP operating income of $68.9 million
•	GAAP consolidated net income of $27.4 million; non-GAAP consolidated net income of $53.8 million
•	GAAP net income attributable to common stockholders of $28.1 million; non-GAAP net income attributable to common stockholders of $49.5 million
•	Cash, cash equivalents and short-term investments of $269.6 million
•	Adjusted EBITDA of $66.4 million

CAMBRIDGE, MA:  August 5, 2021 — CarGurus, Inc. (Nasdaq: CARG), a multinational, online automotive platform for buying and selling vehicles, today announced financial results for the second quarter ended June 30, 2021.

“I’m thrilled to report that CarGurus delivered outstanding results for the second quarter 2021. Our core listings business demonstrated durability and resiliency, despite industry-wide macroeconomic headwinds, while growth accelerated in digital wholesale with our CarOffer platform,” said Jason Trevisan, Chief Executive Officer of CarGurus. “Now, more than ever, we feel that CarGurus is becoming a fully integrated transaction-enabled marketplace for consumers and dealers. As we continue to build out our capabilities, we believe our consumer and dealer audiences, strong ROI, and attractive digital wholesale and digital retail solutions have led us to an inflection point in the Company’s history and we are excited to unlock a truly differentiated offering for consumers and dealers over the near-term as a retail and wholesale shopping experience.”

Revenue

•	Total revenue was $217.7 million, an increase of 130% compared to $94.7 million in the second quarter of 2020.
•	Marketplace subscription revenue was $144.2 million, an increase of 80% compared to $80.0 million in the second quarter of 2020.
•	Other revenue was $73.5 million, an increase of 397% compared to $14.8 million in the second quarter of 2020.

Operating Income

•	GAAP operating income was $38.5 million, or 18% of total revenue, compared to $8.7 million, or 9% of total revenue, in the second quarter of 2020.
•	Non-GAAP operating income was $68.9 million, or 32% of total revenue, compared to $24.7 million, or 26% of total revenue, in the second quarter of 2020.

Consolidated Net Income, Net Income Attributable to Common Stockholders & Adjusted EBITDA

•	GAAP consolidated net income was $27.4 million during the second quarter ended June 30, 2021, compared to $7.1 million during the second quarter ended June 30, 2020.
•	Non-GAAP consolidated net income was $53.8 million during the second quarter ended June 30, 2021, compared to $21.3 million during the second quarter ended June 30, 2020.
•

GAAP net income attributable to common stockholders was $28.1 million, or $0.23 per fully diluted share, during the second quarter ended June 30, 2021, compared to $7.1 million, or $0.06 per fully diluted share, during the second quarter ended June 30, 2020.

•

Non-GAAP net income attributable to common stockholders was $49.5 million, or $0.41 per fully diluted share, during the second quarter ended June 30, 2021, compared to $21.3 million, or $0.19 per fully diluted share, during the second quarter ended June 30, 2020.

•	Adjusted EBITDA, a non-GAAP metric, was $66.4 million for the second quarter ended June 30, 2021, compared to $27.5 million for the second quarter ended June 30, 2020.

Balance Sheet and Cash Flow

•	As of June 30, 2021, CarGurus had cash, cash equivalents and short-term investments of $269.6 million and no debt.
•

CarGurus generated $37.5 million in cash from operations and $32.9 million in free cash flow, a non-GAAP metric, during the second quarter of 2021, compared to having generated $24.8 million in cash from operations and $22.4 million in free cash flow during the second quarter of 2020.

Second Quarter Business Metrics(1)

•

U.S. revenue was $206.6 million in the second quarter of 2021, an increase of 130% compared to $89.7 million in the second quarter of 2020. U.S. marketplace subscription revenue was $134.1 million in the second quarter of 2021, an increase of 78% compared to $75.5 million in the second quarter of 2020. GAAP operating income in the U.S. was $40.2 million, an increase of 162% compared to $15.3 million in the second quarter of 2020.

•

International revenue was $11.2 million in the second quarter of 2021, an increase of 124% compared to $5.0 million in the second quarter of 2020. International marketplace subscription revenue was $10.2 million in the second quarter of 2021, an increase of 126% compared to $4.5 million in the second quarter of 2020. GAAP operating loss in International markets was ($1.7) million, a reduction in loss of 74% compared to a loss of ($6.6) million in the second quarter of 2020.

•

Total paying dealers were 30,727 at June 30, 2021, an increase of 2% compared to 30,258 at June 30, 2020. Of the total paying dealers at June 30, 2021, U.S. and International accounted for 23,950 and 6,777, respectively, compared to 23,806 and 6,452, respectively, at June 30, 2020.

•	Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,550 as of June 30, 2021, an increase of 82% compared to $3,047 as of June 30, 2020.
•	QARSD in International markets was $1,491 as of June 30, 2021, an increase of 132% compared to $643 as of June 30, 2020.
•	Website traffic and consumer engagement metrics for the second quarter of 2021 were as follows:

o

U.S. average monthly unique users were 32.8 million, a decrease of (4%) compared to 34.1 million in the second quarter of 2020. U.S. average monthly sessions were 81.1 million, a decrease of (6%) compared to 85.9 million in the second quarter of 2020.

o

International average monthly unique users were 7.8 million for both the second quarter of 2021 and 2020. International average monthly sessions were 18.0 million, an increase of 4% compared to 17.4 million in the second quarter of 2020.

(1)	CarOffer is excluded from the metrics presented for paying dealers, QARSD, users and sessions.

Third Quarter 2021 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share for the third quarter 2021 to be in the following ranges:

•	Total revenue	$210 million to $216 million
•	Non-GAAP operating income	$53 million to $57 million
•	Non-GAAP EPS	$0.30 to $0.32

The third quarter 2021 non-GAAP earnings per share calculation assumes 120.1 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the third quarter 2021 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the third quarter 2021 excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact additional measures to assist dealers, such as offering further fee reductions or waivers. Guidance also excludes the potential impact of transactions related to CarGurus’ Instant Max Cash Offer offering, adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance for non-GAAP operating income to GAAP operating income or non-GAAP consolidated EPS to GAAP consolidated EPS because stock-based compensation, amortization of intangible assets, acquisition-related expenses, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its second quarter 2021 financial results and business outlook at 5:00 p.m. Eastern Time today, August 5, 2021. To access the conference call, dial (877) 300-8521 for callers in the U.S. or Canada, or (412) 317-6026 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, August 5, 2021, until 11:59 p.m. Eastern Time on August 19, 2021, by dialing (844) 512-2921 for callers in the U.S. or

Canada, or (412) 317-6671 for international callers, and entering passcode 10158384. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person; and gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q2 2021, U.S.).

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2021 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the third quarter 2021, our ability to become a fully integrated solution and unlock a truly differentiated offering for consumers and dealers, our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors, our business and strategy and the impact of the COVID-19 pandemic and other macro-level issues on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our growth and ability to grow our revenue, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At June 30, 2021	At December 31, 2020
Assets
Current assets
Cash and cash equivalents	$184,642	$190,299
Investments	85,000	100,000
Accounts receivable, net of allowance for doubtful accounts of $418 and $616, respectively	81,863	18,235
Prepaid expenses, prepaid income taxes and other current assets	17,737	12,385
Deferred contract costs	10,554	10,807
Restricted cash	8,980	250
Total current assets	388,776	331,976
Property and equipment, net	31,641	27,483
Intangible assets, net	100,348	10,862
Goodwill	156,098	29,129
Operating lease right-of-use assets	67,024	60,835
Restricted cash	10,377	10,377
Deferred tax assets	17,446	19,774
Deferred contract costs, net of current portion	8,034	9,189
Other non-current assets	4,461	2,673
Total assets	$784,205	$502,298
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities
Accounts payable	$45,877	$21,563
Accrued expenses, accrued income taxes and other current liabilities	33,394	24,751
Deferred revenue	13,120	9,137
Operating lease liabilities	11,156	11,085
Total current liabilities	103,547	66,536
Operating lease liabilities	64,723	58,810
Deferred tax liabilities	291	291
Other non–current liabilities	11,898	3,075
Total liabilities	180,459	128,712
Redeemable noncontrolling interest	54,565	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 99,060,368 and 94,310,309 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	99	94
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 18,146,903 and 19,076,500 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	18	19
Additional paid-in capital	368,194	242,181
Retained earnings	179,825	129,412
Accumulated other comprehensive income	1,045	1,880
Total stockholders’ equity	549,181	373,586
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$784,205	$502,298

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$217,748	$94,737	$389,116	$252,426
Cost of revenue(1)	50,317	9,880	74,375	21,490
Gross profit	167,431	84,857	314,741	230,936
Operating expenses:
Sales and marketing	66,135	38,583	134,309	132,178
Product, technology, and development	27,630	21,887	52,794	44,971
General and administrative	26,167	14,158	46,681	30,018
Depreciation and amortization	9,022	1,520	16,689	3,041
Total operating expenses	128,954	76,148	250,473	210,208
Income from operations	38,477	8,709	64,268	20,728
Other income, net	61	474	283	1,202
Income before income taxes	38,538	9,183	64,551	21,930
Provision for income taxes	11,142	2,052	17,604	2,103
Consolidated net income	27,396	7,131	46,947	19,827
Net loss attributable to redeemable noncontrolling interest	(656)	—	(3,466)	—
Net income attributable to common stockholders	$28,052	$7,131	$50,413	$19,827
Net income per share attributable to common stockholders:
Basic	$0.24	$0.06	$0.43	$0.18
Diluted	$0.23	$0.06	$0.42	$0.17
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	117,124,895	112,734,393	116,722,913	112,544,743
Diluted	119,454,104	113,737,465	118,353,969	113,947,241

(1) Includes depreciation and amortization expense for the three months ended June 30, 2021 and 2020 and for the six months ended June 30, 2021 and 2020 of $1,143, $1,837, $2,142 and $3,306, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating Activities
Consolidated net income	$27,396	$7,131	$46,947	$19,827
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	10,165	3,357	18,831	6,347
Currency loss (gain) on foreign denominated transactions	21	11	(30)	(91)
Deferred taxes	2,276	(769)	2,336	4,695
Provision for doubtful accounts	71	456	450	1,658
Stock-based compensation expense	14,387	11,769	28,747	23,375
Amortization of deferred contract costs	3,259	2,805	6,454	5,641
Changes in operating assets and liabilities:
Accounts receivable, net	(45,559)	252	(47,982)	5,653
Prepaid expenses, prepaid income taxes, and other assets	(1,801)	13,882	(4,018)	2,835
Deferred contract costs	(1,604)	(778)	(5,098)	(4,074)
Accounts payable	10,457	(18,477)	15,333	(25,914)
Accrued expenses, accrued income taxes, and other liabilities	17,212	379	15,580	(4,134)
Deferred revenue	1,132	3,150	3,989	(1,788)
Lease obligations	61	1,619	(204)	898
Net cash provided by operating activities	37,473	24,787	81,335	34,928
Investing Activities
Purchases of property and equipment	(3,445)	(1,357)	(4,672)	(2,571)
Capitalization of website development costs	(1,143)	(1,029)	(2,109)	(1,695)
Cash paid for acquisitions, net of cash acquired	1,626	—	(64,273)	(21,004)
Investments in certificates of deposit	(45,000)	—	(45,000)	—
Maturities of certificates of deposit	60,000	38,281	60,000	68,692
Net cash provided by (used in) investing activities	12,038	35,895	(56,054)	43,422
Financing Activities
Proceeds from exercise of stock options	140	415	398	929
Payment of finance lease obligations	(3)	(9)	(13)	(18)
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(3,167)	(2,389)	(8,208)	(5,786)
Repayment of line of credit	—	—	(14,250)	—
Net cash used in financing activities	(3,030)	(1,983)	(22,073)	(4,875)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(16)	52	(135)	24
Net increase in cash, cash equivalents, and restricted cash	46,465	58,751	3,073	73,499
Cash, cash equivalents, and restricted cash at beginning of period	157,534	85,471	200,926	70,723
Cash, cash equivalents, and restricted cash at end of period	$203,999	$144,222	$203,999	$144,222

Unaudited Reconciliation of Marketplace Subscription Revenue

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Marketplace Subscription Revenue:	2021	2020	2021	2020
United States	$134,088	$75,457	$266,116	$208,481
International	10,152	4,496	17,689	13,338
Total	$144,240	$79,953	$283,805	$221,819

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP operating income	$38,477	$8,709	$64,268	$20,728
Stock-based compensation expense	22,540	11,923	37,933	23,604
Amortization of intangible assets	7,858	485	14,504	917
Acquisition-related expenses	65	24	709	968
Restructuring expenses(1)	—	3,514	—	3,514
Non-GAAP operating income	$68,940	$24,655	$117,414	$49,731

GAAP operating margin	18%	9%	17%	8%
Non-GAAP operating margin	32%	26%	30%	20%

(1) Excludes stock-based compensation expense of $753 for the three and six months ended June 30, 2020 related to the expense reduction plan approved by our Board of Directors on April 13, 2020 to address the impact of the COVID-19 pandemic on our business (the “Expense Reduction Plan”), as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP consolidated net income	$27,396	$7,131	$46,947	$19,827
Stock-based compensation expense, net of tax(1)	17,807	9,419	29,967	18,647
Change in tax provision from stock-based compensation expense(2)	676	747	623	(486)
Amortization of intangible assets	7,858	485	14,504	917
Acquisition-related expenses	65	24	709	968
Restructuring expenses(3)	—	3,514	—	3,514
Non-GAAP consolidated net income	53,802	21,320	92,750	43,387
Net income attributable to redeemable noncontrolling interest	(4,264)	—	(4,139)	—
Non-GAAP net income attributable to common stockholders	$49,538	$21,320	$88,611	$43,387
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.42	$0.19	$0.76	$0.39
Diluted	$0.41	$0.19	$0.75	$0.38
Shares used in non-GAAP per share calculations
Basic	117,125	112,734	116,723	112,545
Diluted	119,454	113,737	118,354	113,947
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

(3) Excludes stock-based compensation expense related to the Expense Reduction Plan of $753 for the three and six months ended June 30, 2020 as the amount is already included within the stock-based compensation line items.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$217,748	$94,737	$389,116	$252,426
Cost of revenue	50,317	9,880	74,375	21,490
Gross profit	167,431	84,857	314,741	230,936
Stock-based compensation expense included in Cost of revenue	109	85	201	184
Acquisition-related expenses included in Cost of revenue	—	—	—	22
Restructuring expenses included in Cost of revenue	—	1,051	—	1,051
Non-GAAP gross profit	$167,540	$85,993	$314,942	$232,193

GAAP gross profit margin	77%	90%	81%	91%
Non-GAAP gross profit margin	77%	91%	81%	92%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended June 30,
	2021						2020
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses(3)	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses(3)	Non-GAAP expense
Cost of revenue	$50,317	$(109)	$—	$—	$—	$50,208	$9,880	$(85)	$—	$—	$(1,051)	$8,744
S&M	66,135	(3,571)	—	—	—	62,564	38,583	(3,064)	—	—	(1,668)	33,851
P,T&D(1)	27,630	(6,230)	—	—	—	21,400	21,887	(5,316)	—	—	(679)	15,892
G&A	26,167	(12,630)	—	(65)	—	13,472	14,158	(3,458)	—	(24)	(116)	10,560
Depreciation & amortization	9,022	—	(7,858)	—	—	1,164	1,520	—	(485)	—	—	1,035
Operating expenses(2)	$128,954	$(22,431)	$(7,858)	$(65)	$—	$98,600	$76,148	$(11,838)	$(485)	$(24)	$(2,463)	61,338
Total expenses	$179,271	$(22,540)	$(7,858)	$(65)	$—	$148,808	$86,028	$(11,923)	$(485)	$(24)	$(3,514)	$70,082
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

(3) Excludes stock-based compensation expense related to the Expense Reduction Plan of $753 for the three and six months ended June 30, 2020 as the amount is already included within the stock-based compensation line items.

	Six Months Ended June 30,
	2021						2020
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses(3)	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses(3)	Non-GAAP expense
Cost of revenue	$74,375	$(201)	$—	$—	$—	$74,174	$21,490	$(184)	$—	$(22)	$(1,051)	$20,233
S&M	134,309	(6,323)	—	—	—	127,986	132,178	(5,756)	—	(152)	(1,668)	124,602
P,T&D(1)	52,794	(12,002)	—	—	—	40,792	44,971	(10,721)	—	(527)	(679)	33,044
G&A	46,681	(19,407)	—	(709)	—	26,565	30,018	(6,943)	—	(267)	(116)	22,692
Depreciation & amortization	16,689	—	(14,504)	—	—	2,185	3,041	—	(917)	—	—	2,124
Operating expenses(2)	$250,473	$(37,732)	$(14,504)	$(709)	$—	$197,528	$210,208	$(23,420)	$(917)	$(946)	$(2,463)	$182,462
Total expenses	$324,848	$(37,933)	$(14,504)	$(709)	$—	$271,702	$231,698	$(23,604)	$(917)	$(968)	$(3,514)	$202,695
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

(3) Excludes stock-based compensation expense related to the Expense Reduction Plan of $753 for the three and six months ended June 30, 2020 as the amount is already included within the stock-based compensation line items.

Unaudited Reconciliation of GAAP Consolidated Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Consolidated net income	$27,396	$7,131	$46,947	$19,827
Depreciation and amortization	10,165	3,357	18,831	6,347
Stock-based compensation expense	22,540	11,923	37,933	23,604
Acquisition-related expenses	65	24	709	968
Restructuring expenses(1)	—	3,514	—	3,514
Other income, net	(61)	(474)	(283)	(1,202)
Provision for income taxes	11,142	2,052	17,604	2,103
Consolidated Adjusted EBITDA	71,247	27,527	121,741	55,161
Net income attributable to redeemable noncontrolling interest	(4,805)	—	(4,737)	—
Adjusted EBITDA	$66,442	$27,527	$117,004	$55,161

(1) Excludes stock-based compensation expense related to the Expense Reduction Plan of $753 for the three and six months ended June 30, 2020 as the amount is already included within the stock-based compensation line items.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP net cash and cash equivalents provided by operating activities	$37,473	$24,787	$81,335	$34,928
Purchases of property and equipment	(3,445)	(1,357)	(4,672)	(2,571)
Capitalization of website development costs	(1,143)	(1,029)	(2,109)	(1,695)
Non-GAAP free cash flow	$32,885	$22,401	$74,554	$30,662

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, restructuring expenses, other income, net, the provision for income taxes, and net income attributable to the minority interest in acquired entities, adjusted for all prior limitations to Adjusted EBITDA as previously described. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, restructuring expenses, acquisition-related expenses, and net income attributable to redeemable noncontrolling interests. Non-GAAP consolidated net income, Non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions as well as restructuring and the significance of the resulting acquisition-related expenses, restructuring expenses, or associated losses attributable to redeemable noncontrolling interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace subscription revenue during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites, we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, we count each such visit as a unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, (iii) Greenwich Mean Time for our U.K. websites, and (iv)

Central European Time (or Central European Summer Time when daylight savings is observed) for our Germany, Italy, and Spain websites, which ceased operations in the second quarter of 2020. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com